UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2008

CENTERLINE HOLDING COMPANY
 (Exact name of registrant as specified in its charter)

DELAWARE	1-13237	13-3949418
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Madison Avenue, New York, NY		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-317-5700

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 27, 2008, Centerline Holding Company (the “Registrant”) was notified by the New York Stock Exchange (the “NYSE”) that it was below the NYSE's continued listing standard set forth in Section 802.01B of the NYSE Listed Company Manual (the “Manual”) because over a 30 trading-day period the Registrant's total market capitalization was less than $75 million and its most recently reported stockholders' equity was less than $75 million. As of October 24, 2008, the Registrant’s 30 trading-day average market capitalization was $70.2 million, and in its quarterly report on Form 10-Q for the quarter ended June 30, 2008 the Registrant reported shareholders' equity of $46.8 million.

Under applicable NYSE rules, the Registrant has 45 days from the receipt of the notice to submit a plan advising the NYSE of a definitive action the Registrant has taken, or proposes to take, that would bring it into compliance with the standards within 18 months of receipt of the letter. The Registrant intends to submit such a plan within the NYSE’s timeframe. During this time the Registrant's common shares will continue to be listed on the NYSE, subject to the Registrant's compliance with other NYSE continued listing standards.

The Registrant may also fall below the NYSE’s continued listing standard set forth in Section 802.01C of the Manual, if its current share price over a consecutive 30 trading-day period is less than $1.00. In such an event, the NYSE will send the Registrant a formal notice regarding its non-compliance and the Registrant will be required to maintain its common share closing price at or above $1.00 for 30 consecutive trading-days, within six months from the date the Registrant receives such formal notice of non-compliance from the NYSE. As of October 29, 2008, the average closing price of the Registrant's common shares over the last 30 consecutive trading days was $1.25 and the closing price of the Registrant’s common shares on October 29, 2008 was $0.56. The Registrant believes that it will be out of compliance with this additional listing standard, unless the market price of its common shares increases in the near term. Should the Registrant fail to meet these standards at the expiration of the six month period, the NYSE will commence suspension and delisting procedures.

As required under NYSE rules, the Registrant issued a Press Release on October 30, 2008, announcing that it had received the notice of non-compliance and that the Registrant intends to submit a plan to attain compliance with NYSE continued listing standards. A copy of this press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Nathan Gantcher resigned as a member of the Board of Trustees of the Registrant, effective October 31, 2008.  The Registrant has not yet announced a replacement for Mr. Gantcher.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 27, 2008, the Board of Trustees of the Registrant amended the Registrant’s bylaws (the “Bylaw Amendment”) to provide that despite the existence of one or more vacancies on the Board of Trustees, such vacancy(ies) will not affect the Board’s or any committee’s ability to exercise all of its rights and powers to conduct the business of the Registrant. A copy of the Bylaw Amendment is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(a).	Financial Statements

Not Applicable.

(b).	Pro Forma Financial Information

Not Applicable.

(c).	Exhibits

	Exhibit 3.1	Amendment No. 2 to Fifth Amended and Restated Bylaws of Centerline Holding Company

	Exhibit 99.1	Press release Centerline Holding Company Receives Notice Regarding NYSE Listing

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTERLINE HOLDING COMPANY (Registrant)

By:	/s/ Robert L. Levy
Robert L. Levy Chief Financial Officer

October 31, 2008